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                                                                     Exhibit 5.1

                                HAZEL & THOMAS
                          A PROFESSIONAL CORPORATION
                         ATTORNEYS & COUNSELORS AT LAW

                     3110 FAIRVIEW PARK DRIVE, SUITE 1400
                                P.O. BOX 12001
                         FALLS CHURCH, VIRGINIA  22042

                              TEL (703) 641-4200
                              FAX (703) 641-4340



                                October 6, 1997


Board of Directors
Abigail Adams National Bancorp, Inc.
1627 K Street, N.W.
Washington, D.C.  20006

     Re:  Registration Statement on Form S-4
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Abigail Adams National Bancorp, Inc., a Delaware corporation (the "Company") in connection with the merger (the "Holding Company Merger") of Ballston Bancorp, Inc., a Delaware corporation ("Ballston") with and into Adams Acquisition Corporation, a Delaware corporation that is a wholly owned subsidiary of the Company ("Subsidiary"), pursuant to an Agreement and Plan of Reorganization dated as of June 23, 1997 as amended (the "Agreement") among the Company, Ballston and The Bank of Northern Virginia, a wholly owned subsidiary of Ballston. We have also acted as counsel to the Company in connection with the Company's Registration Statement on Form S-4 (such Registration Statement, including all exhibits thereto, as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the issuance of up to 700,000 shares of the Company's Common Stock, $.01 par value per share (the "AANB Common Stock") pursuant to the Agreement. Defined terms used herein and not otherwise defined are as defined in the Agreement.

     For purposes of rendering this opinion, we have reviewed the Company's Certificate of Incorporation and Bylaws as currently in effect, minutes of various meetings and consents of the Board of Directors of the Company and the Agreement. We also have reviewed such laws and regulations and have made such reasonable inquiries and examined such other records, documents and files as we deemed necessary, in the circumstances, to render our opinion. In the course of such review, we have assumed the genuineness of all signatures; the legal capacity of all natural persons;
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Board of Directors
Abigail Adams National Bancorp, Inc.
Page 2
October 6, 1997


the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies; and the authenticity and completeness of the originals of all such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

     In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary. We are admitted to practice in Virginia and are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. We do not herein give any opinion with respect to the laws of any jurisdiction other than the general laws of the United States of America, the federal securities laws, the laws of Virginia and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, and subject to the other limitations and qualifications set forth herein, we are of the opinion that when
(i) the Registration Statement has become effective under the Securities Act and
(ii) the AANB Common Stock has been issued in accordance with the terms of the Agreement, the AANB Common Stock will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus that forms a part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Hazel & Thomas, P.C.

                                                 HAZEL & THOMAS, P.C.